Frontier Airlines Reports First Quarter 2024 Financial Results
DENVER - May 2, 2024 - Frontier Group Holdings, Inc. (Nasdaq: ULCC), parent company of Frontier Airlines, Inc., today reported financial results for the first quarter of 2024 and issued guidance for the second quarter and full-year 2024.
First Quarter 2024 Summary:
•Total operating revenues were $865 million, 2 percent higher than the comparable 2023 quarter, on capacity growth of 8 percent
•Cost per available seat mile (“CASM”) was 9.49 cents, a reduction of 5 percent over the comparable 2023 quarter
•Adjusted CASM (excluding fuel), a non-GAAP measure, was 6.71 cents, on a 9 percent shorter average stage length; adjusted CASM (excluding fuel) on a stage-adjusted basis to 1,000 miles, a non-GAAP measure, was 3 percent lower than the comparable 2023 quarter
•Pre-tax loss and adjusted (non-GAAP) pre-tax loss were each $24 million; pre-tax margin and adjusted (non-GAAP) pre-tax margin were each (2.8) percent, reflecting better than expected cost and revenue performance
•Took delivery of six A321neo aircraft during the first quarter, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 80 percent as of March 31, 2024, the highest of all major U.S. carriers
•Generated 105 available seat miles (“ASM”) per gallon, a 2 percent improvement compared to the corresponding 2023 quarter, reaffirming Frontier’s position as “America's Greenest Airline” as measured by fuel efficiency (ASMs per fuel gallon consumed during the first quarter; compared to all other major U.S. carriers)
•As part of the strategy to diversify revenue and provide additional premium options, the Company launched BizFare, a new program designed to help companies save money on business travel and deliver a convenient, rewarding experience, and UpFront Plus, a new upgraded seating option with extra space and comfort in the first two rows of the aircraft
•Opened a 10th crew base in Cleveland, announced Frontier’s largest network expansion focused on high-fare, underserved markets and continued to trend as planned toward targeted levels of scheduled out-and-back flying by peak summer 2024
•Launched a reimagined Frontier Miles loyalty program which contributed to the Frontier Airlines World Mastercard being recognized by Money.com as the best airline credit card for budget travel, citing its high reward rate and the fact that every dollar spent counts toward elite status

“Rigorous cost and revenue management contributed to first quarter results which exceeded expectations,” commented Barry Biffle, Chief Executive Officer. “We expect results in the balance of the year to build on the revenue and network enhancements we’re implementing, most notably the transition to underserved, high-fare markets, revenue diversification and cost savings, including benefits related to network simplification. I’m proud of Team Frontier for their extraordinary contributions and for their ongoing commitment to deliver Low Fares Done Right every day.”

First Quarter 2024 Select Financial Highlights
The following is a summary of first quarter select financial results, including both GAAP and adjusted (non-GAAP) metrics. Refer to “Reconciliations of Non-GAAP Financial Information” in the appendix of this release.

(unaudited, in millions, except for percentages and per share data)
	Three Months Ended March 31,
	2024		2023
	As Reported (GAAP)	Adjusted (Non-GAAP)	As Reported (GAAP)	Adjusted (Non-GAAP)
Total operating revenues	$865	$865	$848	$848
Total operating expenses	$896	$896	$873	$872
Pre-tax income (loss)	$(24)	$(24)	$(17)	$(16)
Pre-tax margin	(2.8)%	(2.8)%	(2.0)%	(1.9)%
Net income (loss)	$(26)	$(21)	$(13)	$(12)
Diluted earnings (loss) per share	$(0.12)	$(0.09)	$(0.06)	$(0.06)
Revenue Performance
Total operating revenue for the first quarter of 2024 increased 2 percent to $865 million on capacity growth of 8 percent, both compared to the corresponding 2023 quarter, resulting in a revenue per available seat mile (“RASM”) of 9.16 cents, a reduction of 5 percent compared to the corresponding 2023 quarter. Departures increased 14 percent on a 9 percent shorter average stage length, and total revenue per passenger was $123.53, down 1 percent, all compared to the corresponding 2023 quarter. The decline in RASM from 9.67 cents in the 2023 quarter was driven by a decrease in flown load factor from 83 percent to 73 percent, associated with the Company’s focus on maximizing total revenue, with passenger mile yields in the first quarter of 2024 increasing to 12.6 cents compared to 11.7 cents in the corresponding 2023 quarter.
Cost Performance
Total operating expenses for the first quarter of 2024 were $896 million, including $263 million of fuel expenses at an average cost of $2.93 per gallon. Adjusted total operating expenses (excluding fuel), a non-GAAP measure, were $633 million, approximately 3 percent below the midpoint of guidance due primarily to better-than-expected cost performance across the organization.
CASM was 9.49 cents in the first quarter of 2024, 5 percent lower than the comparable 2023 quarter. CASM (excluding fuel), a non-GAAP measure, was 6.71 cents, 1 percent higher than the 2023 quarter. Adjusted CASM (excluding fuel) stage-length adjusted to 1,000 miles, a non-GAAP measure, was 3 percent lower than the comparable 2023 quarter due primarily to three additional sale-leaseback transactions in the quarter along with aggressive cost management across the organization that helped mitigate year over year inflationary impacts.
Earnings
Pre-tax loss for the first quarter of 2024 was $24 million, reflecting a pre-tax margin of (2.8) percent.
Net loss for the first quarter of 2024 was $26 million, inclusive of a $5 million non-cash valuation allowance against deferred tax assets largely related to the pre-tax losses generated during the quarter. This allowance is not expected to affect the Company’s ability to utilize cumulative net operating losses against future potential income tax liabilities. Excluding this item, adjusted (non-GAAP) net loss was $21 million.

Cash and Liquidity
Unrestricted cash and cash equivalents as of March 31, 2024 was $622 million, $13 million higher than year-end 2023.
Fleet
As of March 31, 2024, Frontier had a fleet of 142 Airbus single-aisle aircraft, as scheduled below, all financed through operating leases that expire between 2025 and 2036.

Equipment	Quantity	Seats
A320neo	82	186
A320ceo	8	180 - 186
A321ceo	21	230
A321neo	31	240
Total fleet	142
Frontier is “America's Greenest Airline” as measured by fuel efficiency (ASMs per fuel gallon consumed during the first quarter; compared to all other major U.S. carriers). During the first quarter of 2024, Frontier generated 105 ASMs per gallon, a 2 percent improvement compared to the corresponding 2023 quarter.
Frontier took delivery of six A321neo aircraft during the first quarter of 2024, increasing the proportion of the fleet comprised of the more fuel-efficient A320neo family aircraft to 80 percent as of March 31, 2024, the highest of all major U.S. carriers. The A321neo is expected to unlock meaningful scale efficiencies by way of fuel savings and higher average seats per departure. As of March 31, 2024, the Company had commitments for an additional 204 aircraft to be delivered through 2029, including purchase commitments for 67 A320neo aircraft and 137 A321neo aircraft, the latter of which represents 67 percent of future committed deliveries.
New, Upgraded FRONTIER MILES℠ Frequent Flyer Program
In January 2024, the Company officially launched its reimagined FRONTIER Miles℠ loyalty program allowing consumers to “Get It All For Less.” The new program enables consumers to earn Travel Miles and Elite Status Points fast and get rewarded for each dollar spent with the Frontier Airlines World Mastercard with the highest earn rate on total eligible purchases in the industry, at up to 20 miles or points per dollar spent for completed flights.
Travel Miles and Elite Status Points now accrue based on dollars spent on Frontier eligible products, including flights, bags, seat assignments, and bundles, with a standard 10x multiplier such that $1 of spend earns 10 miles. Mileage multipliers increase at every status level up to 20x.
The enhancements to the credit card earned a distinction from a leading personal finance publication. In March 2024, Money.com recognized the Frontier Airlines World Mastercard as being the best airline credit card for budget travel, citing its high reward rate and the fact that every dollar spent counts toward elite status.
Forward Guidance
The guidance provided below is based on the Company’s current estimates and is not a guarantee of future performance. This guidance is subject to significant risks and uncertainties that could cause actual results to differ materially, including the risk factors discussed in the Company’s reports on file with the Securities and Exchange Commission (the “SEC”). Frontier undertakes no duty to update any forward-looking statements or estimates, except as required by applicable law. Further, this guidance excludes special items and the reconciliation of non-GAAP measures to the comparable GAAP measures because such amounts cannot be determined at this time.
The Company is making significant progress to simplify its network and allocate growth to high fare and underserved “VFR” (Visiting Friends and Relatives) markets and is on track to achieve its target of over 80 percent out-and-back flying by June 2024. These efforts are supported by the expansion to 13 crew bases, with Cincinnati and Chicago expected to open in May 2024 and San Juan, Puerto Rico expected to open in June 2024. Alongside seasonality factors, revenue diversification and non-fuel cost savings initiatives, the network transition is expected to drive sequentially higher adjusted (non-GAAP) pre-tax margin in the second quarter and support the full-year 2024 adjusted (non-GAAP) pre-tax margin guide of 3 to 6 percent, despite higher fuel costs.
Second Quarter 2024
Capacity is expected to grow by 12 to 14 percent over the comparable 2023 quarter. Pursuant to the shift to high-fare, underserved markets, a significant portion of scheduled capacity in the second quarter of 2024 is allocated to new markets which the Company believes will drive higher RASM as they mature. Fuel costs are expected to be $2.80 to $2.90 per gallon based on the blended fuel curve on May 1, 2024. Adjusted (non-GAAP) total operating expenses (excluding fuel) are expected to be $705 to $720 million. Adjusted (non-GAAP) pre-tax margin (excluding special items) is expected to be 3 to 6 percent, including the impact of higher fuel prices and network transition.
Full Year 2024
Full-year guidance is unchanged from February 6, 2024 with the exception of fuel prices. To recap, capacity is expected to be 12 to 15 percent higher compared to 2023 and adjusted (non-GAAP) pre-tax margin is expected to be 3 to 6 percent (excluding special items). Fuel costs are now expected to be $2.80 to $2.90 per gallon based on the blended fuel curve on May 1, 2024, $0.10 per gallon higher than previous guidance. Adjusted (non-GAAP) CASM (excluding fuel), stage-length adjusted to 1,000 miles, is expected to be down 1 to 3 percent over the prior year. Pre-delivery deposits, net of refunds, are expected to be $20 to $50 million and other capital expenditures are expected to be $160 to $180 million.
The current forward guidance estimates are presented in the following tables:

Second Quarter
2024(a)
Capacity growth (versus 2Q 2023)(b)	12 to 14 percent
Adjusted (non-GAAP) total operating expenses (excluding fuel) ($ millions)(c)	$705 to $720
Average fuel cost per gallon(d)	$2.80 to $2.90
Effective tax rate(e)	~23 percent
Adjusted (non-GAAP) pre-tax margin	3 to 6 percent

Full Year
2024(a)
Capacity growth (versus 2023)(b)	12 to 15 percent
Average fuel cost per gallon(d)	$2.80 to $2.90
Adjusted (non-GAAP) CASM (excluding fuel), stage-length adjusted to 1,000 miles(c)	Down 1 to 3 percent
Adjusted (non-GAAP) pre-tax margin	3 to 6 percent
Pre-delivery deposits, net of refunds ($ millions)	$20 to $50
Other capital expenditures ($ millions)(f)	$160 to $180

_________________
(a)Includes guidance on certain non-GAAP measures, including adjusted total operating expenses (excluding fuel) and adjusted pre-tax margin, and which excludes, among other things, special items. The Company is unable to reconcile these forward-looking projections to GAAP as the nature or amount of such special items cannot be determined at this time.
(b)Given the dynamic nature of the current demand environment, actual capacity adjustments made by the Company may be materially different than what is currently expected.
(c)Amount estimated excludes fuel expense and special items, the latter of which are not estimable at this time. The amount takes into consideration the additional expected capacity. Stage-length adjusted to 1,000 miles: Adjusted CASM (excluding fuel) * Square root (stage length / 1,000).
(d)Estimated fuel cost per gallon is based upon the blended jet fuel curve on May 1, 2024 and is inclusive of estimated fuel taxes and into-plane fuel costs.
(e)The Company’s second quarter actual tax rate may differ from the forecasted rate due to varying factors which may include, but are not limited to, the composition of items of income and expense recognized, including the amount of non-deductible or other similar items.
(f)Other capital expenditures estimate includes capitalized heavy maintenance.
Conference Call
The Company will host a conference call to discuss first quarter 2024 results today, May 2, 2024, at 11:00 a.m. Eastern Time (USA). Investors may listen to a live, listen-only webcast available on the investor relations section of the Company’s website at https://ir.flyfrontier.com/news-and-events/events. The call will also be archived and available for 90 days on the investor relations section of the Company’s website.
About Frontier Airlines
Frontier Airlines, Inc., a subsidiary of Frontier Group Holdings, Inc. (Nasdaq: ULCC), is committed to “Low Fares Done Right.” Headquartered in Denver, Colorado, the Company operates 142 A320 family aircraft and has the largest A320neo family fleet in the U.S. The use of these aircraft, along with Frontier’s high-density seating configuration and weight-saving initiatives, have contributed to Frontier’s continued ability to be the most fuel-efficient of all major U.S. carriers when measured by ASMs per fuel gallon consumed. With more than 200 new Airbus planes on order, Frontier will continue to grow to deliver on the mission of providing affordable travel across America.
Cautionary Statement Regarding Forward-Looking Statements and Information
Certain statements in this release should be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs with respect to certain current and future events and anticipated financial and operating performance. Words such as “expects,” “will,” “plans,” “intends,” “anticipates,” “indicates,” “remains,” “believes,” “estimates,” “forecast,” “guidance,” “outlook,” “goals,” “targets” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties, or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to the Company on the date of this release. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law.
Actual results could differ materially from these forward-looking statements due to numerous risks and uncertainties relating to the Company’s operations and business environment including, without limitation, the following: unfavorable economic and political conditions in the states where the Company operates and globally, including an inflationary environment and potential recession, and the resulting impact on cost inputs and/or consumer demand for air travel; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity; disruptions to the Company’s flight operations, including due to factors beyond the Company’s control, such as adverse weather events or air traffic controller staffing shortages; the Company’s ability to attract and retain qualified personnel at reasonable costs; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel, including as a result of the war between Russia and Ukraine; the Company’s reliance on technology and automated systems to operate its business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, the technology or systems; the Company’s reliance on third-party service providers and the impact of any failure of these parties to perform as expected, or interruptions in the Company’s relationships with these providers or their provision of services; adverse publicity and/or harm to the Company’s brand or reputation; reduced travel demand and potential tort liability as a result of an accident, catastrophe or incident involving the Company, its codeshare partners or another airline; terrorist attacks, international hostilities or other security events, or the fear of terrorist attacks or hostilities, even if not made directly on the airline industry; increasing privacy and data security obligations or a significant data breach; further changes to the airline industry with respect to alliances and joint business arrangements or due to consolidations; changes in the Company’s network strategy or other factors outside its control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into less favorable aircraft orders; the Company’s reliance on a single supplier for its aircraft and two suppliers for its engines, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions on the Company’s operations; extended interruptions or disruptions in service at major airports where the Company operates; the impacts of seasonality and other factors associated with the airline industry; the Company’s failure to realize the full value of its intangible assets or its long-lived assets, causing the Company to record impairments; the costs of compliance with extensive government regulation of the airline industry; costs, liabilities and risks associated with environmental regulation and climate change; the Company’s inability to accept or integrate new aircraft into the Company’s fleet as planned; the impacts of the Company’s significant amount of financial leverage from fixed obligations, the possibility the Company may seek material amounts of additional financial liquidity in the short-term and the impacts of insufficient liquidity on the Company’s financial condition and business; failure to comply with the covenants in the Company’s financing agreements or failure to comply with financial and other covenants governing the Company’s other debt; changes in, or failure to retain, the Company’s senior management team or other key employees; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or arrangement relating to these actions; increases in insurance costs or inadequate insurance coverage; and other risks and uncertainties set forth from time to time under sections captioned “Risk Factors” in the Company’s reports and other documents filed with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 20, 2024, and the Company’s Quarterly Report on Form 10-Q being filed at or around the date hereof.

Frontier Group Holdings, Inc.
Condensed Consolidated Statements of Operations
(unaudited, in millions, except share and per share data)

	Three Months Ended March 31,		Percent Change
	2024	2023
Operating revenues:
Passenger	$845	$830	2%
Other	20	18	11%
Total operating revenues	865	848	2%

Operating expenses:
Aircraft fuel	263	292	(10)%
Salaries, wages and benefits	233	203	15%
Aircraft rent	159	131	21%
Station operations	137	124	10%
Maintenance, materials and repairs	49	45	9%
Sales and marketing	40	40	—%
Depreciation and amortization	16	11	45%
Other operating	(1)	27	N/M
Total operating expenses	896	873	3%
Operating income (loss)	(31)	(25)	24%
Other income (expense):
Interest expense	(9)	(6)	50%
Capitalized interest	9	6	50%
Interest income and other	7	8	(13)%
Total other income (expense)	7	8	(13)%
Income (loss) before income taxes	(24)	(17)	41%
Income tax expense (benefit)	2	(4)	N/M
Net income (loss)	$(26)	$(13)	100%
Earnings (loss) per share:
Basic (a)	$(0.12)	$(0.06)	100%
Diluted (a)	$(0.12)	$(0.06)	100%

Weighted-average common shares outstanding:
Basic (a)	223,428,610	218,181,386	2%
Diluted (a)	223,428,610	218,181,386	2%
__________________
N/M = Not meaningful
(a)In periods of net income, the dilutive impact of the 3.1 million warrants outstanding relating to funding provided pursuant to the CARES Act and related legislation, any non-participating options and unvested restricted stock units are included in the diluted earnings per share calculations. In addition, most of the Company’s 2.6 million outstanding options are participating securities and are therefore not expected to be part of the Company’s diluted share count under the two-class method until they are exercised, but, in periods of net income, are included as an adjustment to the numerator of the Company’s earnings per share calculation as they are eligible to participate in the Company’s earnings. The participating securities impact has been subtracted from periods presented with positive net income in the computation of basic and diluted earnings per share.

Frontier Group Holdings, Inc. Selected Operating Statistics (unaudited)
	Three Months Ended March 31,		Percent Change
	2024	2023
Operating statistics (a)
Available seat miles (“ASMs”) (millions)	9,446	8,775	8%
Departures	48,666	42,712	14%
Average stage length (miles)	956	1,053	(9)%
Block hours	132,057	122,970	7%
Average aircraft in service	137	121	13%
Aircraft – end of period	142	125	14%
Average daily aircraft utilization (hours)	10.6	11.3	(6)%
Passengers (thousands)	7,005	6,826	3%
Average seats per departure	202	195	4%
Revenue passenger miles (“RPMs”) (millions)	6,869	7,262	(5)%
Load Factor	72.7%	82.8%	(10.1) pts
Fare revenue per passenger ($)	46.21	44.33	4%
Non-fare passenger revenue per passenger ($)	74.41	77.25	(4)%
Other revenue per passenger ($)	2.91	2.70	8%
Total ancillary revenue per passenger ($)	77.32	79.95	(3)%
Total revenue per passenger ($)	123.53	124.28	(1)%
Total revenue per available seat mile (“RASM”) (¢)	9.16	9.67	(5)%
Cost per available seat mile (“CASM”) (¢)	9.49	9.95	(5)%
CASM (excluding fuel) (¢) (b)	6.71	6.62	1%
CASM + net interest (¢) (b)	9.42	9.86	(4)%
Adjusted CASM (¢) (b)	9.49	9.94	(5)%
Adjusted CASM (excluding fuel) (¢) (b)	6.71	6.61	2%
Adjusted CASM (excluding fuel), stage-length adjusted to 1,000 miles (¢) (b)(c)	6.56	6.78	(3)%
Adjusted CASM + net interest (¢) (b)	9.42	9.85	(4)%
Fuel cost per gallon ($)	2.93	3.45	(15)%
Fuel gallons consumed (thousands)	89,657	84,587	6%
Full-time equivalent employees	7,675	6,587	17%
____________________
(a)Figures may not recalculate due to rounding.
(b)These metrics are not calculated in accordance with GAAP. For the reconciliation to corresponding GAAP measures, see “Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest.”
(c)Stage-length adjusted to 1,000 miles: Adjusted CASM (excluding fuel) * Square root (stage length / 1,000).

Reconciliations of Non-GAAP Financial Information
The Company is providing below a reconciliation of GAAP financial information to the non-GAAP financial information provided. The non-GAAP financial information is included to provide supplemental disclosures because the Company believes they are useful additional indicators of, among other things, its operating and cost performance. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company’s operating performance or CASM excluding unrealized gains and losses, special items or other items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-Tax Income (Loss)
($ in millions) (unaudited)

	Three Months Ended March 31,
	2024	2023
Net income (loss), as reported	$(26)	$(13)
Non-GAAP Adjustments:
Transaction and merger-related costs(a)	—	1
Pre-tax impact	—	1
Tax benefit (expense), related to non-GAAP adjustments	—	—
Valuation allowance(b)	5	—
Net income (loss) impact	$5	$1

Adjusted net income (loss)(c)	$(21)	$(12)

Income (loss) before income taxes, as reported	$(24)	$(17)
Pre-tax impact	—	1
Adjusted pre-tax income (loss)(c)	$(24)	$(16)
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(a)Represents $1 million in employee retention costs incurred in connection with the terminated merger with Spirit Airlines, Inc., for the three months ended March 31, 2023.
(b)During the three months ended March 31, 2024, a $5 million non-cash valuation allowance was recorded against U.S. federal and state net operating loss deferred tax assets, which largely do not expire, mainly as a result of being in a three-year historical cumulative pre-tax loss position and due to the current quarter loss, which has no impact on cash taxes and is not reflective of the Company’s effective tax rate for deductible net operating losses generated or actual cash tax obligations created.
(c)Adjusted net income (loss) and adjusted pre-tax income (loss) are included as a supplemental disclosure because the Company believes they are useful indicators of its operating performance. Derivations of net income (loss) and pre-tax income (loss) are well-recognized performance measurements in the airline industry that are frequently used by the Company’s management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Adjusted net income (loss) and adjusted pre-tax income (loss) have limitations as analytical tools. Adjusted net income (loss) and adjusted pre-tax income (loss) do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of the Company’s ongoing operations and do not reflect the Company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate adjusted net income (loss) and adjusted pre-tax income (loss) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, adjusted net income (loss) and adjusted pre-tax income (loss) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income (loss) and adjusted pre-tax income (loss), including adjusted pre-tax margin, are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including adjusted net income (loss) and adjusted pre-tax income (loss), as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, adjusted net income (loss) and adjusted pre-tax income (loss) have significant limitations which affect their use as indicators of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Reconciliation of Total Operating Expenses to Total Operating Expenses (excluding fuel), Adjusted Total Operating Expenses and Adjusted Total Operating Expenses (excluding fuel)
($ in millions) (unaudited)

	Three Months Ended March 31,
	2024	2023
Total operating expenses, as reported(a)	$896	$873
Transaction and merger-related costs	—	(1)
Adjusted total operating expenses(b)	896	872
Aircraft fuel	(263)	(292)
Adjusted total operating expenses (excluding fuel)(b)	$633	$580

Total operating expenses, as reported	$896	$873
Aircraft fuel	(263)	(292)
Total operating expenses (excluding fuel)(b)	$633	$581
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(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(b)Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of total operating expenses are well-recognized performance measurements in the airline industry that are frequently used by the Company’s management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the airline industry.
Total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have limitations as analytical tools and other companies in the industry may calculate total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of total operating expenses, including total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, total operating expenses (excluding fuel), adjusted total operating expenses and adjusted total operating expenses (excluding fuel) have significant limitations which affect their use as an indicator of the Company’s profitability. Accordingly, you are cautioned not to place undue reliance on this information.

Reconciliation of Net Income (Loss) to EBITDA and EBITDAR and to Adjusted EBITDA and Adjusted EBITDAR
($ in millions) (unaudited)

	Three Months Ended March 31,
	2024	2023
Net income (loss)	$(26)	$(13)
Plus (minus):
Interest expense	9	6
Capitalized interest	(9)	(6)
Interest income and other	(7)	(8)
Income tax expense (benefit)	2	(4)
Depreciation and amortization	16	11
EBITDA(a)	(15)	(14)
Plus: Aircraft rent	159	131
EBITDAR(b)	$144	$117

EBITDA(a)	$(15)	$(14)
Plus (minus)(c):
Transaction and merger-related costs	—	1
Adjusted EBITDA(a)	(15)	(13)
Plus: Aircraft rent	159	131
Adjusted EBITDAR(b)	$144	$118
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(a)EBITDA and adjusted EBITDA are included as supplemental disclosures because the Company believes they are useful indicators of its operating performance. Derivations of EBITDA are well-recognized performance measurements in the airline industry that are frequently used by the Company’s management, as well as by investors, securities analysts and other interested parties, in comparing the operating performance of companies in the industry.
EBITDA and adjusted EBITDA do not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of its ongoing operations; the Company’s cash expenditures, or future requirements, for capital expenditures or contractual commitments; changes in, or cash requirements for, the Company’s working capital needs; or the interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s indebtedness or possible cash requirements related to its warrants. Further, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and adjusted EBITDA do not reflect any cash requirements for such replacements. Other companies in the airline industry may calculate EBITDA and adjusted EBITDA differently than the Company does, limiting their usefulness as comparative measures. Because of these limitations, EBITDA and adjusted EBITDA should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of EBITDA and adjusted EBITDA are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of EBITDA, including adjusted EBITDA, as presented may not be directly comparable to similarly titled measures presented by other companies.
For the foregoing reasons, each of EBITDA and adjusted EBITDA have significant limitations which affect its use as an indicator of the Company's profitability. Accordingly, you are cautioned not to place undue reliance on this information.
(b)EBITDAR and adjusted EBITDAR are included as supplemental disclosures because the Company believes they are useful solely as valuation metrics for airlines as their calculations isolate the effects of financing in general, the accounting effects of capital spending and acquisitions (primarily aircraft, which may be acquired directly, directly subject to acquisition debt, by capital lease or by operating lease, each of which is presented differently for accounting purposes), and income taxes, which may vary significantly between periods and for different airlines for reasons unrelated to the underlying value of a particular airline. However, EBITDAR and adjusted EBITDAR are not determined in accordance with GAAP, are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, EBITDAR and adjusted EBITDAR, as presented, may not be directly comparable to similarly titled measures presented by other companies. In addition, EBITDAR and adjusted EBITDAR should not be viewed as a measure of overall performance since they exclude aircraft rent, which is a normal, recurring cash operating expense that is necessary to operate the business. Accordingly, you are cautioned not to place undue reliance on this information.
(c)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.

Reconciliation of CASM to CASM (excluding fuel), Adjusted CASM (excluding fuel), Adjusted CASM, Adjusted CASM including net interest and CASM including net interest
(unaudited)

	Three Months Ended March 31,
	2024		2023
	($ in millions)	Per ASM (¢)	($ in millions)	Per ASM (¢)
CASM(a)(b)		9.49		9.95
Aircraft fuel	(263)	(2.78)	(292)	(3.33)
CASM (excluding fuel)(c)		6.71		6.62
Transaction and merger-related costs	—	—	(1)	(0.01)
Adjusted CASM (excluding fuel)(c)		6.71		6.61
Aircraft fuel	263	2.78	292	3.33
Adjusted CASM(d)		9.49		9.94
Net interest expense (income)	(7)	(0.07)	(8)	(0.09)
Adjusted CASM + net interest(e)		9.42		9.85

CASM		9.49		9.95
Net interest expense (income)	(7)	(0.07)	(8)	(0.09)
CASM + net interest(e)		9.42		9.86
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(a)Cost per ASM figures may not recalculate due to rounding.
(b)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(c)CASM (excluding fuel) and adjusted CASM (excluding fuel) are included as supplemental disclosures because the Company believes that excluding aircraft fuel is useful to investors as it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The price of fuel, over which the Company has limited control, impacts the comparability of period-to-period financial performance, and excluding allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance, and increases comparability with other airlines that also provide a similar metric. CASM (excluding fuel) and adjusted CASM (excluding fuel) are not determined in accordance with GAAP and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(d)Adjusted CASM is included as supplemental disclosure because the Company believes it is a useful metric to properly compare the Company’s cost management and performance to other peers, as derivations of adjusted CASM are well-recognized performance measurements in the airline industry that are frequently used by the Company’s management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the airline industry. Additionally, the Company believes this metric is useful because it removes certain items that may not be indicative of base operating performance or future results. Adjusted CASM is not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
(e)Adjusted CASM including net interest and CASM including net interest are included as supplemental disclosures because the Company believes they are useful metrics to properly compare its cost management and performance to other peers that may have different capital structures and financing strategies, particularly as it relates to financing primary operating assets such as aircraft and engines. Additionally, the Company believes these metrics are useful because they remove certain items that may not be indicative of base operating performance or future results. Adjusted CASM including net interest and CASM including net interest are not determined in accordance with GAAP, may not be comparable across all carriers and should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.

Reconciliation of Net Income (Loss) per Share to Adjusted Net Income (Loss) per Share
(unaudited)

	Three Months Ended March 31,
	2024	2023
Net income (loss) per share, diluted, as reported(a)(b)	$(0.12)	$(0.06)
Transaction and merger-related costs	—	—
Valuation allowance	0.03	—
Adjusted net income (loss) per share, diluted(c)	$(0.09)	$(0.06)
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(a)See “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Pre-Tax Income (Loss) to Adjusted Pre-tax Income (Loss)” above for discussion on adjusting items.
(b)Cost per share figures may not recalculate due to rounding.
(c)Adjusted net income (loss) per share is included as a supplemental disclosure because the Company believes it is a useful indicator of operating performance. Derivations of net income are well-recognized performance measurements in the airline industry that are frequently used by management, as well as by investors, securities analysts and other interested parties in comparing the operating performance of companies in the industry.
Adjusted net income (loss) per share has limitations as an analytical tool. Adjusted net income (loss) per share does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations and does not reflect the cash expenditures, or future requirements, for capital expenditures or contractual commitments, and other companies in the industry may calculate Adjusted net income (loss) per share differently than the Company does, limiting its usefulness as a comparative measure. Because of these limitations, Adjusted net income (loss) per share should not be considered in isolation from or as a substitute for performance measures calculated in accordance with GAAP. In addition, because derivations of adjusted net income are not determined in accordance with GAAP, such measures are susceptible to varying calculations and not all companies calculate the measures in the same manner. As a result, derivations of net income, including Adjusted net income (loss) per share, as presented may not be directly comparable to similarly titled measures presented by other companies. For the foregoing reasons, Adjusted net income (loss) per share has significant limitations which affect its use as an indicator of profitability. Accordingly, you are cautioned not to place undue reliance on this information.
Contacts:

Jennifer F. de la Cruz Corporate Communications Email: JenniferF.DeLaCruz@flyfrontier.com Phone: 720.374.4207	David Erdman Investor Relations Email: David.Erdman@flyfrontier.com Phone: 720.798.5886